UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2019

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36139	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PANL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Pangaea Logistics Solutions Ltd. (the “Company”) was held on August 12, 2019. At the Annual Meeting, 23,587,935 common shares representing 23,587,935 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:

1. The election of three (3) directors by holders of common shares, each to hold office until the 2022 annual shareholders' meeting.

Class II Nominees	For	Withheld

Paul Hong	23,327,421	260,514
Claus Boggild	20,999,395	2,588,540
David D. Sgro	23,564,642	23,293

2. Approval of the amendment of the Company's 2014 SHARE INCENTIVE PLAN (as amended and restated by the Board of Directors on May 14, 2019), the "2019 Amended Plan".

For	Against	Abstain

23,544,240	30,529	13,166

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2019

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni DelSignore
Name: Gianni DelSignore Title: Chief Financial Officer